Bionano Genomics Reports First Quarter 2022 Financial Results and Highlights Recent Business Progress
–80% year-over-year revenue growth in Q1 2022
–Achieved all Q1 2022 ELEVATE! milestones
–Strong balance sheet with $216.5 million in cash, cash equivalents, and available-for-sale securities at the end of Q1 2022
–Conference call today, May 5th, 2022 at 4:30 PM ET

SAN DIEGO, May 5, 2022 -- Bionano Genomics, Inc. (Nasdaq: BNGO), pioneer of optical genome mapping (OGM) solutions on the Saphyr® system and provider of NxClinical™ software, a leading solution for visualization, interpretation and reporting of genomic data, today reported financial results for the first quarter ended March 31, 2022.
Key Business Highlights in Q1 2022 and Recent Weeks
The Company executed on its commercialization strategy, built scientific momentum by presenting data at key scientific meetings and drove utilization of the Saphyr system at leading institutions across the globe, with the following highlights:
•Expanded the installed base of Saphyr systems to 176 as of the end of Q1 2022, up from 164 as of the end of Q4 2021 and an increase of 64% over Q1 2021.
•Sold 3,225 nanochannel array flowcells during Q1 2022, a 24% growth over Q1 2021.
•Launched the Rare Undiagnosed Genetic Disease (RUGD) initiative to elevate the focus and dedication on rare diseases in translational and clinical research. The RUGD initiative includes the Company’s suite of product offerings, support for educational awareness, work towards development of research grants, and support for professional societies with a shared mission of improving RUGD patient care and management, such as the American College of Medical Genetics and Genomics (ACMG).
•Presented the latest research on OGM for use in a variety of applications at industry conferences across the globe including the Annual ACMG meeting, the American Association of Cancer Research (AACR) meeting and the Company’s own 2022 China Symposium.
•Launched version 6.2 of NxClinical software with an integrated genomic scar analysis for homologous recombination deficiency (HRD). This feature provides a comprehensive, consistent, and automated analysis of biomarkers from next-generation sequencing (NGS) and microarray data that can help clinical researchers stratify therapeutic response across multiple tumor types.
•Publication of the first use of OGM in combination with single-cell techniques for comprehensive evaluation of cancer genetic variation. Researchers at the University Hospitals in Leuven, Belgium, used a combination of methods to characterize genetic variation in samples from 12 subjects with B-cell acute lymphoblastic leukemia (B-ALL) (11 pediatric, 1 adult). Multiple analysis methods, including karyotyping, fluorescent in-situ hybridization (FISH), multiplexed ligation polymorphism assay (MLPA), reverse transcription polymerase chain reaction (RT-PCR), OGM, and single-cell sequencing with a custom acute lymphoblastic leukemia (ALL) genetic panel, were used to characterize aneuploidy, structural variants (SVs), copy number variants (CNVs), gene fusions, and single nucleotide variants (SNVs). This study demonstrates that OGM can provide information on SVs across a range of sizes that could help bridge sequencing with traditional cytogenetics.
•OGM using the Saphyr system was adopted at notable cytogenetics laboratories and academic medical centers in the United States, Switzerland, France, and Brazil.
•Publication of the first readout from the ongoing clinical study evaluating the use of OGM in the diagnosis of genetic disease for postnatal patients in support of our efforts to establish OGM as a standard of care (SOC) in this setting. The IRB-approved, multi-site, ongoing study evaluated 331 individual sample runs from 202 unique samples across 5 sites for interim measures of key endpoints:
◦Concordance with SOC – 97.7% (214 out of 219 samples)
◦Partially concordant with SOC – 2.3% (5 out of 219 samples)
◦Concordance with SOC for pathogenic variant calls – 100% (219 out of 219 samples)
◦Concordance with chromosomal microarray (CMA) – 100% (103 out of 103 samples)
◦First-pass success rate for OGM – 94% (311 out of 331 samples)
◦Reproducibility of analytical QC from site-to-site – 98.8% (171 out of 173 replicates)
◦Reproducibility of pathogenic variant calls from site-to-site – 100% (173 out of 173 replicates)
“We believe our Q1 results, which include record revenues for any Bionano Q1, show that the momentum in our business from 2021 has carried into 2022. Bionano Symposium kicked off this year and was well-attended, which we believe showed strong support for OGM that should translate into future product uptake and revenue growth. This quarter’s expansion in the Saphyr system installed base, combined with the increasing number of publications on OGM that reported key applications within cytogenomics and genomics research, provide additional indications of the potential for further OGM adoption,” commented Erik Holmlin, PhD, president and chief executive officer of Bionano. “We also expect that our planned integration of OGM into the NxClinical software, which we expect to be completed later this year, should provide additional opportunities for OGM adoption. Finally, development of our next high throughput imaging system for OGM is progressing nicely and remains on track for pre-commercial use in the field by year end. We believe all of these achieved and planned advancements, together with validation of OGM utility shown in recent publications, lay the foundation for further penetration of our target markets and revenue growth."

Q1 2022 Financial Highlights
•Total revenue for Q1 2022 was $5.7 million, up 80% from Q1 2021.
•Gross margin for Q1 2022 was 15%, compared to 33% from Q1 2021. The decrease was primarily due to low yields on our chip consumables produced at one of our contract manufacturers. Gross margin improved over the fourth quarter of 2021 of 4%, primarily due to lower write-off of inventory.
•Q1 2022 GAAP operating expense was $30.8 million, compared to $12.2 million in Q1 2021. Q1 2022 non-GAAP1 operating expense was $24.3 million, compared to $11.8 million in Q1 2021. Q1 2022 non-GAAP operating expense excludes $5.1 million in stock-based compensation, and $1.4 million in amortization of intangibles. The year-over-year increase was primarily due to increased headcount-related spending, increased R&D expense, and increased marketing expenses.
1Non-GAAP operating expense is a non-GAAP financial measure. For a description of this non-GAAP financial measure, please refer to “Non-GAAP Financial Measures,” and for a reconciliation of non-GAAP operating expense to operating expense reporting in accordance with GAAP, please refer to the financial tables accompanying this release.

•At March 31, 2022, the Company had cash, cash equivalents, and available-for-sale securities of $216.5 million.
Chris Stewart, chief financial officer of Bionano added, “Q1 2022 was an excellent quarter for Bionano. We demonstrated strong performance in the face of macro headwinds, with year-over-year revenue growth of 80% and steady increases in our installed base and flowcells sold. We continue to be well-capitalized and remain on track to achieve our revenue guidance in the range of $24 million to $27 million for the year.”

Conference Call & Webcast Details
Date:	Thursday, May 5, 2022
Time:	4:30 p.m. Eastern Time
Toll Free:	1-800-239-9838
International:	1-720-543-0214
Conference ID:	2258678
Webcast:	https://edge.media-server.com/mmc/p/g8qft85w
To access the call, participants should dial the applicable telephone number above at least 5 minutes prior to the start of the call. An archived version of the webcast will be available for replay in the Investors section of the Bionano website.

About Bionano Genomics
Bionano Genomics is a provider of genome analysis solutions that can enable researchers and clinicians to reveal answers to challenging questions in biology and medicine. The Company’s mission is to transform the way the world sees the genome through OGM solutions, diagnostic services and software. The Company offers OGM solutions for applications across basic, translational and clinical research. Through its Lineagen business, the Company also provides diagnostic testing for patients with clinical presentations consistent with autism spectrum disorder and other neurodevelopmental disabilities. Through its BioDiscovery business, the Company also offers an industry-leading, platform-agnostic software solution, which integrates next-generation sequencing and microarray data designed to provide analysis, visualization, interpretation and reporting of copy number variants, single-nucleotide variants and absence of heterozygosity across the genome in one consolidated view. For more information, visit bionanogenomics.com, lineagen.com or biodiscovery.com.
Non-GAAP Financial Measures
To supplement Bionano’s financial results reported in accordance with U.S. generally accepted accounting principles (GAAP), the Company has provided non-GAAP operating expense in this press release, which is a non-GAAP financial measure. Non-GAAP operating expense excludes from GAAP reported operating expense the following components as detailed in the reconciliation table accompanying this press release: stock-based compensation, and amortization of intangibles.
Bionano believes that non-GAAP operating expense is useful to investors and analysts as a supplement to its financial information prepared in accordance with GAAP for analyzing operating performance and identifying operating trends in its business. Bionano uses non-GAAP operating expense internally to facilitate period-to-period comparisons and analysis of its operating performance in order to understand, manage and evaluate its business and to make operating decisions. Accordingly, Bionano believes this measure allows for greater transparency with respect to key financial metrics it uses in assessing its own operating performance and making operating decisions.
This non-GAAP financial measure is not meant to be considered in isolation or as a substitute for comparable GAAP measures; should be read in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP; has no standardized meaning prescribed by GAAP; and is not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future, there may be other items that the Company may exclude for purposes of its non-GAAP financial measures; and the Company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. Likewise, the Company may determine to modify the nature of its adjustments to arrive at its non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measure as used by Bionano in this press release and the accompanying reconciliation table has limits in its usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.
For a reconciliation of non-GAAP operating expense to operating expense reported in accordance with GAAP, please refer to the financial tables accompanying this release.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “can,” “expect,” “plan,” “anticipate,” “should,” “believe,” “would,” “could,” “potential,” “outlook,” “guidance,” "goal", and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) convey uncertainty of future events or outcomes and are intended to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our expectations regarding product uptake, revenue growth and increased OGM adoption, including through Bionano Symposium, publications highlighting applications of OGM, integration of OGM into the NxClinical software and development of a new high throughout imaging system; our growth prospects and future financial and operating results, including our 2022 revenue guidance, the growth of our installed Saphyr system base and the other expectations related thereto; our ability to meet our goal to drive value and penetrate into our target markets; the anticipated benefits of the NxClinical software and the timing of integration of OGM into the NxClinical software; our commercial expectations, including the potential market opportunity for structural variation analysis and OGM and the potential combination of NGS and OGM; the opportunities presented by our high-throughput prototype for the Saphyr system and the timing of its commercial release; continued research involving OGM, its utility compared to traditional cytogenetics and our technologies; our ability to drive adoption of OGM and our technology solutions; expected timing and results from our clinical studies; our ability to accelerate and broaden our position in digital cytogenetics and comprehensive genome analysis; and the execution of our strategy, including the 2022 ELEVATE! strategy and our anticipated 2022 milestones. Each of these forward-looking statements involves risks and uncertainties. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include the risks and uncertainties associated with: the impact of the COVID-19 pandemic on our business and the global economy; general market conditions; changes in the competitive landscape, including the introduction of competitive technologies or improvements in existing technologies; changes in our strategic and commercial plans; delays in research or the receipt of supplies to advance our technologies and products, as well as delays in the anticipated timing for new product launches; our ability to obtain sufficient financing to fund our strategic plans and commercialization efforts; whether medical and research institutions will adopt and/or continue to use our technologies, including as a result of their funding and the results of studies evaluating the utility and effectiveness of OGM; and the risks and uncertainties associated with our business and financial condition in general, including the risks and uncertainties described in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2021 and in other filings subsequently made by us with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

CONTACTS
Company Contact:
Erik Holmlin, CEO
Bionano Genomics, Inc.
+1 (858) 888-7610
eholmlin@bionanogenomics.com

Investor Relations and
Media Contact:
Amy Conrad
Juniper Point
+1 (858) 366-3243
amy@juniper-point.com

BIONANO GENOMICS, INC
Condensed Consolidated Balance Sheet (Unaudited)
	(Unaudited)
	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$24,048,000	$24,571,000
Investments	192,420,000	226,041,000
Accounts receivable, net	5,514,000	4,934,000
Inventory	16,268,000	12,387,000
Prepaid expenses and other current assets	4,110,000	4,481,000
Total current assets	242,360,000	272,414,000
Property and equipment, net	12,661,000	10,318,000
Operating lease right-of-use asset	6,817,000	6,691,000
Financing lease right-of-use asset	3,897,000	3,926,000
Intangible assets, net	25,424,000	26,842,000
Goodwill	56,254,000	56,160,000
Other long-term assets	798,000	749,000
Total assets	$348,211,000	$377,100,000

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,590,000	$9,696,000
Accrued expenses	8,936,000	9,694,000
Contract liabilities	1,107,000	684,000
Operating lease liability	1,730,000	1,467,000
Finance lease liability, related party	296,000	299,000
Total current liabilities	18,659,000	21,840,000
Operating lease liability, net of current portion	5,451,000	5,288,000
Finance lease liability, net of current portion	3,638,000	3,642,000
Contingent consideration	9,145,000	9,066,000
Long-term contract liabilities	133,000	146,000
Total liabilities	37,026,000	39,982,000
Stockholders’ equity:
Common stock	29,000	29,000
Additional paid-in capital	558,864,000	553,747,000
Accumulated deficit	(246,071,000)	(216,119,000)
Accumulated other comprehensive loss	(1,637,000)	(539,000)
Total stockholders’ equity	311,185,000	337,118,000
Total liabilities and stockholders’ equity	$348,211,000	$377,100,000

Bionano Genomics, Inc.
Condensed Consolidated Statement of Operations (Unaudited)
	Three Months Ended March 31,
	2022	2021
Revenue:
Product revenue	$3,116,000	$2,049,000
Service and other revenue	2,580,000	1,119,000
Total revenue	5,696,000	3,168,000
Cost of revenue:
Cost of product revenue	3,576,000	1,513,000
Cost of service and other revenue	1,259,000	612,000
Total cost of revenue	4,835,000	2,125,000
Operating expenses:
Research and development	10,527,000	2,678,000
Selling, general and administrative	20,277,000	9,528,000
Total operating expenses	30,804,000	12,206,000
Loss from operations	(29,943,000)	(11,163,000)
Other income (expenses):
Interest income	110,000	65,000
Interest expense	(77,000)	(603,000)
Gain on forgiveness of Paycheck Protection Program Loan	—	1,775,000
Other income (expense)	(33,000)	(15,000)
Total other income (expense)	—	1,222,000
Loss before income taxes	(29,943,000)	(9,941,000)
Provision for income taxes	(9,000)	(6,000)
Net loss	$(29,952,000)	$(9,947,000)

Bionano Genomics, Inc.
Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense (Unaudited)
	Three Months Ended March 31,
	2022	2021
GAAP operating expense	$30,804,000	$12,206,000
Stock-based compensation expense	(5,102,000)	(371,000)
Intangible asset amortization	(1,419,000)	(79,000)
Adjusted non-GAAP operating expense	$24,283,000	$11,756,000